Exhibit 5.2
[LEBOEUF, LAMB, GREENE & MACRAE LETTERHEAD]

To:	National Grid plc 1-3 Strand London WC2N 5EH United Kingdom
28 June 2006
Dear Sirs
National Grid plc and the registration statement on Form F-3 dated 28 June 2006 (the “Registration Statement”) with respect to the registration (the “Registration”) of debt securities of the Company with the Securities and Exchange Commission of the United States of America (the “Commission”)
1	We have acted as special legal advisers in England to National Grid plc (the “Company”), a company existing under the laws of England and Wales, in connection with the Registration and have taken instructions solely from the Company. The debt securities may be issued and sold from time to time only after the Registration Statement, to which this opinion is an exhibit, becomes effective and a prospectus supplement is prepared and filed with the Commission. The debt securities are to be issued under (i) an indenture between the Company, as issuer, and The Bank of New York, as trustee, (the “Indenture”), and (ii) a first supplemental indenture between the Company, as issuer, and The Bank of New York, as trustee and paying agent, (the “Supplemental Indenture”) to be entered into prior to the issuance of the debt securities. The form of debt securities of the Company to be issued are detailed in the Indenture and Supplemental Indenture (the “Securities”). This opinion is addressed to you in connection with the Registration.

2	For the purpose of this opinion, we have examined and relied upon only the documents and undertaken only the searches and enquiries, listed in Schedule 1 to this letter. We have not been concerned with investigating or verifying the facts set out in the Registration Statement.

3	The opinion is limited to English law as applied by the English courts as at the date of this opinion. Insofar as any law other than English law may be relevant to this opinion, we have taken no account of, and have made no investigation of, such law and this opinion is subject to the effect of those laws. This opinion is strictly limited to the matters expressly stated herein and is not to be read as extending by implication to any other matter in connection with the documents referred to below or otherwise. Nothing in this opinion in any way modifies, amends or supplements, or shall in any way limit or be construed inconsistently with, the separate opinion delivered to you on the date hereof by LeBoeuf, Lamb, Greene & MacRae LLP, New York, New York.

4	On the basis of the assumptions set out in Schedule 2 and subject to the qualifications set out in Schedule 3 and subject to matters not otherwise disclosed to us, we are of the opinion that:
(a)	the Company is a public limited company incorporated under the laws of England and Wales and, according to the online search of the database at the companies registry based in Cardiff in respect of the Company, referred to in Schedule 1, the Company has been in continuous existence since it was incorporated and according to the telephone search of the winding up petitions at the Companies Court in London and the manual register of administration petitions in the London area for the Company, referred to in Schedule 1, there are no documents showing the institution of proceedings for the winding up or administration of the Company;

(b)	the Company has the corporate power and capacity to enter into and perform its obligations under the Indenture and to issue and deliver the Securities;

(c)	the Company has taken all necessary corporate action to authorise its execution and delivery of the Indenture;

(d)	on the assumption that the Indenture and the Securities will, when validly executed and delivered, create valid and binding obligations of the parties under the law of the state of New York, English law will not prevent any provision of the Indenture and the Securities from, when validly executed and delivered, being valid and binding obligations of the Company; and

(e)	the execution and delivery of the Indenture and the Securities by the Company and the exercise of its rights and the performance of its obligations under the Indenture and the Securities are not prohibited by the memorandum of association or articles of association of the Company.
5	This opinion is given for the sole benefit of the Company in connection with the Registration. We consent to the filing of this opinion with the Commission as an exhibit to the Company’s Registration Statement and to the use of our name under the caption “Legal Matters” contained in the Registration Statement. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act 1933, as amended, of the United States of America. It may not be used, circulated to, quoted, referred to, delivered to or relied upon in any manner, for any other purpose, by any other person or entity, or in connection with any other transaction, without our prior express written consent.

6	This opinion only applies to those facts and circumstances which exist at today’s date, and we undertake no, and hereby disclaim any, obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this opinion which would alter our opinion.

7	This opinion shall be governed by and construed in accordance with English law and is issued on the basis that any dispute arising in respect of the opinion shall be determined by the courts of England, which courts shall have exclusive jurisdiction.
Yours faithfully,

/s/ LEBOEUF, LAMB, GREENE & MACRAE

SCHEDULE 1
Documents and Searches
1	Documents
(a)	The form of the Indenture filed with this Registration.

(b)	The draft form of the Supplemental Indenture including at exhibit A the form of the Securities.

(c)	A copy of a certified copy of the memorandum and articles of association of the Company provided on 26th June 2006.

(d)	A copy of a certified copy of an extract from the minutes of the Company’s board meeting held on 21st October 2002.

(e)	A copy of a certified copy of an extract from the minutes of the Company’s finance committee held on 23rd October 2002.

(f)	A copy of a certified copy of the terms of reference of the Company’s finance committee.

(g)	A copy of a certified copy of an extract from the minutes of the Company’s finance committee dated 24th April 2006.
2	Searches
(a)	On 28 June 2006 we carried out online company searches of the database at the companies registry based in Cardiff in respect of the Company to check the memorandum and articles of association of the Company.

(b)	On 28 June 2006 at 3 pm we made a telephone search of the winding up petitions at the Companies Court in London and the manual register of administration petitions in the London area for the Company.
Please note that these searches do not necessarily reveal the up-to-date position.

SCHEDULE 2
Assumptions
We have assumed without investigation:
1.	the genuineness of all signatures, stamps and seals and all documents, the authenticity and completeness of all documents submitted to us as originals or copies and the conformity to original documents of all copies;

2.	that the Indenture, Supplemental Indenture and Securities will be validly executed and delivered by the parties thereto in the form examined by us;

3.	that the copies produced to us of extracts of minutes of the meeting of the board of directors of the Company and the meetings of the finance committee of the Company are true copies and correctly record the relevant proceedings at such meeting and the relevant resolutions approved thereat; that such meetings were quorate and duly convened and held, that those present at such meetings acted bona fide in the interests of the Company throughout, that all resolutions set out in such copies were duly passed and that no further resolutions of the Board or any committee thereof have been passed, or corporate or other action taken, which would or might alter the effectiveness thereof;

4.	that the directors of the Company in authorising the filing of the Registration Statement and the execution and delivery of and performance of obligations under the Indenture, Supplemental Indenture and, when issued, the Securities have exercised all their powers in accordance with their duties under all applicable laws and the memoranda and articles of association of the Company in force at the applicable time;

5.	that there are no agreements or arrangements in existence or contemplated involving the Company that in any way amend, add to or vary the matters set forth in the Indenture, Supplemental Indenture and Securities, or otherwise impact on the opinion expressed in this letter;

6.	that the Indenture, Supplemental Indenture and, when issued the Securities, will constitute the legally valid and binding obligations of (i) The Bank of New York enforceable under all applicable laws, and (ii) the Company enforceable under all applicable laws other than the law of England and Wales;

7.	that the Indenture, Supplemental Indenture and Securities have not been amended or terminated at the date of this opinion letter, and the absence of fraud or mutual mistake of fact or law, and that the Indenture, Supplemental Indenture and Securities will be entered into (i) in the best interests of the parties thereto; and (ii) in good faith for bona fide commercial reasons and on arm’s length terms by each of the parties to it;

8.	that there are no provisions of the laws, and there is no public policy, of any jurisdiction outside England which would be contravened by the execution and delivery of, or the performance of the obligations under the Indenture, Supplemental Indenture and the Securities, and that, insofar as any obligation under, or action to be taken under the Indenture, Supplemental Indenture and the Securities is required to be performed or taken in any jurisdiction outside England, the performance of such obligation or taking of such action will not be illegal or unenforceable by virtue of the laws, or contravene any public policy, of that jurisdiction;

9.	that, except to the extent expressly set out in the opinion given in this letter, in relation to the Company no registrations or filings, authorisations, consents, approvals, licences or validations are required from any governmental or regulatory authority in connection with the execution, delivery and performance of the Indenture, Supplemental Indenture and the Securities.

10.	that the Securities of a particular issuance will, upon issue, be duly authorised, executed, issued, authenticated and delivered by the Company and will be offered and sold in accordance with the provisions of the Indenture and Supplemental Indenture and as described in the Registration Statement and there will be no provision in any supplement relating to the Securities or any other document which would affect the content of this opinion;

11.	that each of the parties to the Indenture has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) and orders and rules made thereunder with respect to anything done by them in relation to the Indenture, Supplemental Indenture and the Securities or the transactions contemplated thereby, in each case, in, from or otherwise involving the United Kingdom (including, without limitation, section 19 (General Prohibition) and section 21 (Restrictions on Financial Promotion) of the FSMA;

12.	that each of the parties to the Indenture and Supplemental Indenture who is carrying on, or passporting to carry on, any relevant regulated activity in the United Kingdom is an authorised person permitted to carry on that regulated activity or an exempt person in respect of that regulated activity under the FSMA;

13.	that any issue of Securities by the Company in connection with the Registration complies with the Companies Act 1985 and, in particular, will be authorised in accordance with the provisions of the Companies Act 1985;

14.	that the information disclosed by our online search of the database of the Companies Registry based in Cardiff on 28 June 2006, by telephone by the Companies Court in London on 28 June 2006 at 3 pm and by the manual register of administration petitions in the London area for the Company on 28 June 2006 in relation to the Company was complete, up-to-date and accurate and has not since then been materially altered or added to; and

15.	that no United Kingdom stamp duty or stamp duty reserve tax is payable by the Company on the Indenture, Supplemental Indenture and Securities.

SCHEDULE 3
Qualifications
The qualifications to which this opinion is subject are as follows:
(a)	no opinion is expressed in relation to the validity, binding nature or enforceability of the Indenture, Supplemental Indenture or the Securities or of any charge or trust which may be created by or pursuant to the Indenture or Supplemental Indenture;

(b)	no opinion is expressed in relation to any document referred to in the Indenture or Supplemental Indenture or any other document other than the Indenture;

(c)	without limiting any other assumption, qualification or reservation made in this opinion, we have not investigated whether the Company is or will, by reason of the execution of, or the transactions contemplated by, the Indenture, Supplemental Indenture and the Securities, or any documents referred to in or associated with the Indenture, Supplemental Indenture and the Securities, be in breach of its obligations under any licence, authorisation, consent, agreement or document;

(d)	we assume compliance now and at the time of issuance of the Securities, and we express no opinion as to compliance or otherwise, with the financial limitations on borrowings by the Company contained in the Company’s articles of association;

(e)	the opinions set out in this letter are subject to:
(i)	any limitation arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation or analogous circumstances; and

(ii)	an English court exercising its discretion under the Insolvency Act 1986 to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;
(f)	the English courts may not accept jurisdiction to determine the matter or may stay or strike out proceedings in certain circumstances, including where there is some other forum with competent jurisdiction which is more appropriate for the trial of the action, where proceedings involving the same cause of action and between the same parties are pending in another jurisdiction or where merits of the issues in dispute have already been judicially determined or should have been raised in previous proceedings between the parties; and

(g)	if the Indenture or Supplemental Indenture creates a charge referred to in section 396(1) of the Companies Act 1985, such charge requires registration under sections 395-397 of the Companies Act 1985 and, unless the prescribed particulars of the registerable charges created by the Indenture or Supplemental Indenture, as appropriate, and a signed copy of the Indenture or Supplemental Indenture, as appropriate, is delivered for registration under that section within 21 days of the date of execution of the Indenture or Supplemental Indenture, as appropriate, it will be void as against a liquidator, administrator or creditors of the Company.